UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE
SECURITIES ACT OF 1933
CITIZENS FIRST BANCORP, INC.
(Exact Name of Registrant as specified in its Charter)

DELAWARE	38-3573582
(State of Incorporation)	(IRS Employer Identification No.)
525 Water Street
Port Huron, Michigan 48060
(Address of principal executive offices, including zip code)
CITIZENS FIRST BANCORP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plan)
Marshall J. Campbell
Chairman, President and Chief Executive Officer
Citizens First Bancorp, Inc.
525 Water Street
Port Huron, Michigan 48060
(810) 987-8300
(Name, address and telephone number of agent for service)
Copies to:
David J. Mack, Esq.
Shumaker, Loop & Kendrick, LLP
1000 Jackson Street
Toledo, Ohio 43624
(419) 321-1396
Calculation of Registration Fee

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered(2)	per Share(1)	Price(1)	Fee
Common Shares, $0.01 par value	250,000	$12.61	$3,152,500	$124.00

(1)	This figure has been estimated solely for the purpose of determining the registration fee. The figure was calculated pursuant to Rule 457(c) using the average of the high and low prices for the common shares of Citizens First Bancorp, Inc. (the “Company” or “Registrant”) as reported on The NASDAQ Stock Market on February 26, 2008.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration Statement shall also cover any additional shares of common stock which become issuable under the Citizen First Bancorp, Inc. Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without the receipt of consideration which results in an increase or decrease in the number of outstanding shares of our common stock. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan described herein for which no separate fee is required.

PART I
INFORMATION REQUIRED IN THE
SECTION 10(a) PROSPECTUS
     The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the “Commission”) as part of this Form S-8 Registration Statement.
PART II
INFORMATION REQUIRED IN THE
REGISTRATION STATEMENT
ITEM 3. Incorporation of Documents by Reference.
The documents listed below are incorporated by reference in this registration statement:
1.	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2006 as filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934.

2.	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007, June 30, 2007 and September 30, 2007, as filed with the SEC pursuant to the Securities Exchange Act of 1934.

3.	All other reports we filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of our fiscal year ended December 31, 2006.

4.	The description of our Common Stock included in our Registration Statement on Form S-1 (file number 333-49234), as filed with the SEC pursuant to the Securities Act of 1933, as amended (the “Securities Act”), which description is contained under the subheading “Common Stock,” which is under the caption “Description of Citizens First Bancorp Capital Stock” on pp. 121-122 of Amendment No. 2 to Form S-1 filed with the SEC on January 12, 2001.
     All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, before the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.
ITEM 4. Description of Securities.
     Not applicable.
ITEM 5. Interests of Named Experts and Counsel.
     Not applicable.

ITEM 6. Indemnification of Directors and Officers.
     Section 145 of the Delaware General Corporation Law confers authority on Delaware corporations to indemnify their officers, directors, employees, agents and fiduciaries of employee benefit plans and those persons serving at the request of the corporation as a director, officer, employee, or agent of another enterprise in connection with litigation brought by reason of the fact that such person serves in such capacity. The statue distinguishes between suits brought by a corporation itself, either directly or derivatively, against corporate officials on the one hand, and all other actions or proceedings against such officials, whether civil, criminal, administrative, or investigative, arising from their performance of corporate duties. In the case of the latter type of action, § 145(a) authorizes a corporation to indemnify covered individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding. Any indemnification under § 145(a) requires that the indemnitee have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, have had no reasonable cause to believe his or her action was unlawful.
     Where an action is brought against the potential indemnitee either by the corporation itself or by a stockholder derivatively on its behalf, indemnity is limited by § 145(b) to the reasonable expenses of defense and does not encompass any amounts paid by way of settlement or satisfaction of a judgment. Furthermore, no indemnity under § 145(b), even of reasonable expenses, may be made in connection with any matter as to which the person has been adjudged liable, unless the court having jurisdiction over the matter expressly determines that such person is entitled to indemnity.
     Additionally, whether an officer, director, employee, or agent is entitled to indemnification under § 145(a) or (b) is contingent upon a determination in each case that the standard of conduct has been met. Section 145(d) requires that (unless ordered by a court) such a determination be made:
•	by a majority vote of the directors who are not parties to the relevant proceeding, even though less than a quorum;

•	by a committee of such nonparty directors appointed by a majority vote of such nonparty directors;

•	if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion; or

•	by the stockholders.
     Under § 145(c), indemnification is mandated to the extent that a director or officer has been successful on the merits, or otherwise, in defense of any action, suit or proceeding.
     Section 145 of Delaware General Corporation Law also provides that expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit, or proceeding may be paid by the corporation in advance of any final disposition of the matter provided that such person undertakes to repay any amount advanced if it is ultimately determined that he or she is not entitled to indemnification.
     The Company’s Certificate of Incorporation also contains provisions with respect to the indemnification of its directors, officers and employees. Such provisions, found under Article TENTH of the Certificate of Incorporation, provide that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, shall be indemnified and held harmless by the Company to the fullest extent authorized by the Delaware General Corporation Law against all expense, liability and loss reasonably incurred. Article TENTH also includes the right, under certain circumstances, for the advance payment of expenses incurred in defending any such proceeding prior to the final disposition of the matter.

     Article TENTH also authorizes the Company to maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent against any expense, liability or loss, whether or not the Company would otherwise have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Company currently maintains insurance of this type.
     Finally, Article ELEVENTH of the Certificate of Incorporation provides that a director of Citizens First Bancorp shall not be personally liable to Citizens First Bancorp or its stockholders for monetary damages except for liability for any breach of the duty of loyalty, for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, under Section 174 of the Delaware General Corporation Law, or for any transaction from which the director derived an improper personal benefit.
ITEM 7. Exemption From Registration Claimed.
     Not applicable.
ITEM 8. Exhibits
     The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

Number	Exhibit

4	Citizens First Bancorp, Inc. Employee Stock Purchase Plan

5	Opinion of Hill Devendorf, P.C. as to the legality of the securities

23.1	Consent of Hill Devendorf (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney
ITEM 9. Undertakings.
     (a) The undersigned Registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement, provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by the director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron, State of Michigan, on February 27, 2008.

CITIZENS FIRST BANCORP, INC. (Registrant)
By:	/s/ Marshall J. Campbell
Marshall J. Campbell
Chairman, President and Chief Executive Officer (Duly Authorized Representative)

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Marshall J. Campbell	Chairman, President,	February 27, 2008
Marshall J. Campbell	Chief Executive Officer and Director
(Principal Executive Officer)

/s/ Timothy D. Regan	Secretary and Treasurer	February 27, 2008
Timothy D. Regan	(Principal Financial Officer and
Principal Accounting Officer)
Directors*
Daniel G. Lockwood
Bethany Ann Belanger
Walid Demashkieh, M.D.
Janice U. Whipple, J.D.
Ronald W. Cooley
Gerald R. Bouchard

*	For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:	/s/ Marshall J. Campbell	February 27, 2008
Marshall J. Campbell
(pursuant to power of attorney)
     The Plan. Pursuant to the requirements of the Securities Act of 1933, the members of the Compensation Committee of the Board of Directors of Citizens First Bancorp, Inc., acting in their capacity as the administrators of the employee benefit plan, have duly caused the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Huron, State of Michigan, on February 27, 2008.

CITIZENS FIRST BANCORP, INC.
EMPLOYEE STOCK PURCHASE PLAN
(Plan)
Compensation Committee *
Ronald W. Cooley
Walid Demashkieh, M.D.
Gerald R. Bouchard

*	For each of the above directors pursuant to power of attorney filed with this Registration Statement.

By:	/s/ Marshall J. Campbell	February 27, 2008
Marshall J. Campbell
(pursuant to power of attorney)

EXHIBIT INDEX

Number	Exhibit

4	Citizens First Bancorp, Inc. Employee Stock Purchase Plan

5	Opinion of Hill Devendorf, P.C. as to the legality of the securities

23.1	Consent of Hill Devendorf (contained in Exhibit 5)

23.2	Consent of Independent Registered Public Accounting Firm

24	Power of Attorney